Exhibit 10(ak)

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Colt	Account	Officer	Initials
$6,000,000.00	12-28-2004	05-15-2006	10001	402 / 326		RDC09

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	PINNACLE DATA SYSTEMS INC.	Lender:	KeyBank National Association
	6600 Port Road		OH-MM-Columbus
	Groveport, OH 43125		88 East Broad Street
Columbus, OH 43215

Principal Amount: $6,000,000.00	Initial Rate: 5.250%	Date of Agreement: December 28, 2004

DESCRIPTION OF EXISTING INDEBTEDNESS. Obligor No.:	100391753.
Obligation No.: 10001.

Original Loan Agreement dated November 26, 2003, including any and all amendments thereto.

DESCRIPTION OF CHANGE IN TERMS.

The definition of “Borrowing Base” is hereby amended to read as follows: The words “Borrowing Base” mean, as determined by the Lender from time to time, the lesser of $6,000,000.00; or the sum of 85 % of the aggregate amount of Eligible Accounts plus 50% of the aggregate amount of Eligible Inventory with a maximum advance against Inventory of $3,000,000.00 or 50% of the line amount.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. AGREES TO THE TERMS OF THE AGREEMENT.	BORROWER

NOTICE: FOR THIS NOTICE “YOU” MEANS THE BORROWER AND “CREDITOR” AND “HIS” MEANS LENDER.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

CIT SIGNERS:

PINNACLE DATA SYSTEMS, INC.

By:	/s/ Michael R. Sayre
Michael R. Sayre, Executive Vice President of
PINNACLE DATA SYSTEMS, INC.

LASER PRO landing. Ve<. 5.24.10.002 Copr. Hartand Financial Solutions, Inc. 1997, 2004,

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